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                                                                    EXHIBIT 4.2

                           FORM OF CONTINGENT WARRANT



THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE HEREUNDER MAY BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                         LA JOLLA PHARMACEUTICAL COMPANY

                        WARRANT TO PURCHASE COMMON STOCK

        (VOID AFTER THE TERMINATION TIME, AS DEFINED IN SECTION 3 BELOW)

Warrant No.: [___]
Number of Shares: [___]

Date of Issuance: _____________, 2005

     La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,[__], the registered holder hereof or its permitted assigns is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant (as defined below), at any time on or after the Warrant Trigger Date (as defined below), but not after 5:00 p.m., Eastern Time, on the Expiration Date (as defined below), [__] fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price (as defined below) per share, subject to adjustment as provided below. Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Securities Purchase Agreement by and among the Company and the parties listed on Schedule A attached thereto (the "PURCHASERS"), dated as of October 6, 2005 (as such agreement may be amended, supplemented and modified from time to time as provided in such agreement, the "SECURITIES PURCHASE AGREEMENT").

     This Warrant (as defined below) is one of a series of "Contingent Warrants" issued in connection with the transactions described in the Securities Purchase Agreement and the Registration Rights Agreement among the Company and the Purchasers, dated as of October 6, 2005 (as such agreement may be amended, supplemented and modified from time to time as provided in such agreement, the "REGISTRATION RIGHTS AGREEMENT"). The Warrant Shares (as defined below) issued upon exercise of this Warrant and the holder hereof and thereof shall be entitled to all of the rights and privileges set forth in the Registration Rights Agreement.
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1.   DEFINITIONS.

     The following terms as used in this Warrant shall have the following meanings:

     (a) "BUSINESS DAY" means any day, which is not (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in California or New York are authorized or obligated by law or regulation to close.

     (b) "COMMON STOCK" means (i) the common stock, $0.01 par value per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

     (c) "COMMON SHARE ISSUANCE DATE" means the date on which the "Closing" (as defined in the Securities Purchase Agreement) occurs and the "Shares" and "Closing Warrants" (each as defined in the Securities Purchase Agreement) are sold to the Purchasers.

     (d) "CLOSING PRICE" with respect to a share of Common Stock on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NASDAQ National Market ("NASDAQ") or, if the Common Stock is not listed or admitted to trading on the NASDAQ, on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service.

     (e) "EXERCISE PRICE" shall be equal to $0.10 per Warrant Share, subject to further adjustment as hereinafter provided.

     (f) "EXPIRATION DATE" means December 31, 2008.

     (g) "EXTRAORDINARY TRANSACTION" has the meaning provided in Section 10 hereof.

     (h) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

     (i) "PRINCIPAL MARKET" means NASDAQ or if the Common Stock is not traded on NASDAQ, then the principal securities exchange or trading market for the Common Stock.

     (j) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     (k) "STOCKHOLDER REJECTION DATE" means the date of a special meeting of the Company's stockholders at which a quorum is present either in person or by proxy for the conduct of business thereof, if, and at which, the issuance of the Shares or the Closing Warrants pursuant to the Securities Purchase Agreement is put to a vote of the Company's stockholders and the Company's stockholders do not vote to approve such issuance.

     (l) "TERMINATION TIME" has the meaning set forth in Section 3(a) hereof.

     (m) "TRADING DAY" shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on a Principal Market or admitted for trading or quotation, a Business Day.

     (n) "WARRANTS" means this Warrant and, where the context so indicates, each other "Contingent Warrant" to purchase shares of Common Stock issued pursuant to the Securities Purchase Agreement and all warrants issued in exchange, transfer or replacement thereof.

     (o) "WARRANT SHARES" means all shares of Common Stock issuable upon exercise of the Warrants.

     (p) "WARRANT TRIGGER DATE" is defined in Section 2(a).

2.   EXERCISE OF WARRANT.

     (a) Subject to the terms and conditions hereof, including the early termination of this Warrant pursuant to Section 3 of this Warrant, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time and from time to time, from and after the earlier of (w) the date the Company consummates a financing not permitted by
Section 5.3 of the Securities Purchase Agreement (without giving effect to
Section 5.3(E) thereof), including the consummation of any financing in connection with a "Superior Proposal" (as defined in the Securities Purchase Agreement), (x) the opening of business on the date next succeeding the Stockholder Rejection Date, (y) December 30, 2005, and (z) after the holder receives notice of, and prior to the consummation of, an Extraordinary Transaction of any type described in clauses (ii), (iii), or (iv) of Section 10 hereof announced by the Company (but subject to the consummation thereof) (the date of the event in clauses (w), (x), (y) and (z) being the "WARRANT TRIGGER DATE"), and prior to the Termination Time by (i) delivery of a written notice, in the form attached as Exhibit A hereto or a reasonable facsimile thereof (the "EXERCISE NOTICE"), to the Company at the principal corporate office of the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof) and to the Company's designated transfer agent (the "TRANSFER AGENT"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii)
(A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) notification to the Company at the principal corporate office of the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof) and to the Transfer Agent that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(d) of this Warrant), and (iii) the surrender of this Warrant to a common carrier for overnight delivery to the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof) as soon as practicable following such date (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11 of this Warrant); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 of this Warrant shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a), the Company shall use its best efforts on or before the third Business Day, but in no event later than the fifth Business Day (the "WARRANT SHARE DELIVERY DATE") following the date of receipt by the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof) of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction, or an affidavit of lost Warrant, in accordance with Section 11) (the "EXERCISE DELIVERY DOCUMENTS"), (A) in the case of a public resale of such Warrant Shares, and subject to any restrictions that may be imposed by applicable securities laws, at the holder's request, to credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system or (B) to issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Exercise Price or the calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determination or calculation to the holder via facsimile within five
(5) Business Days after receipt of the Exercise Delivery Documents. If the holder and the Company are unable to agree upon the determination of the Exercise Price or calculation of the number of Warrant Shares within two (2) Business Days of such disputed determination or calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Exercise Price or the Closing Price to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed calculation of the number of Warrant Shares to its independent, outside auditor. The Company shall cause the investment banking firm or the auditor, as the case may be, to perform the determination or calculation and notify the Company and the holder of the results no later than ten (10) Business Days from the time such entity receives the disputed determination or calculation. Such investment banking firm's or auditor's determination or calculation, as the case may be, shall be deemed final, binding and conclusive absent manifest error. All fees and expenses of such determinations shall be borne solely by the Company. Notwithstanding anything to the contrary contained in this Warrant, if the holder elects to exercise this Warrant at any time during the ten day period described in Section 2(a)(z), then the holder shall not be deemed to have exercised this Warrant until the time immediately preceding the consummation of the applicable Extraordinary Transaction. If such Extraordinary Transaction is not consummated or is abandoned, then the holder shall not be deemed to have

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exercised this Warrant and shall not be entitled to receive any shares of Common
Stock and the Company shall refund to such holder any amounts actually delivered on account of the Aggregate Exercise Price and shall return to the holder all other Exercise Delivery Documents received by the Company from or on behalf of such holder (including this Warrant which shall remain in effect and be unaffected by such events, except that if the Expiration Date shall have occurred during the period between such attempted exercise and such failure to consummate the Extraordinary Transaction, the Expiration Date shall be extended until the date that is ten (10) Business Days after the holder is notified that the attempted exercise has been deemed null and void).

     (b) Notwithstanding anything contained in this Warrant to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates which evidence such fractional shares. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, the Company shall pay to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 2(b), the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise or, if the Closing Price is not determinable due to the failure of the Company to maintain the listing of the Common Stock on a national securities exchange or NASDAQ and the Common Stock is not quoted in the over-the-counter market, as determined in good faith by a majority of the Company's Board of Directors, whose determination shall be final, binding and conclusive.

     (c) If the Company shall fail for any reason or for no reason (except in the case of a dispute as to the Exercise Price or the Closing Price which is being resolved in accordance with Section 2(a) of this Warrant) to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or, subject to applicable securities laws, to credit the holder's or its designee's balance account with DTC, in accordance with Section 2 of this Warrant, for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date if such exercise is not timely effected an amount equal to one-half percent (0.5%) per month multiplied by the product of (I) the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled and (II) the Closing Price of the Common Stock on the Warrant Share Delivery Date, provided that if the Closing Price is not determinable due to the failure of the Company to maintain the listing of the Common Stock on a national securities exchange or NASDAQ and the Common Stock is not quoted on over-the-counter market, then the Closing Price shall be as determined in good faith by a majority of the Company's Board of Directors, whose determination shall be final, binding and conclusive.

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     (d) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election, exercised in its sole discretion, in lieu of making the cash payment otherwise contemplated to be made to the Company upon its exercise of this Warrant in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "NET NUMBER" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

          Net Number = (A x B) - (A x C)
                       -----------------
                               B

For purposes of the foregoing formula:

     A = the total number of shares with respect to which this Warrant is then being exercised.

     B = the Closing Price of the Common Stock on the Trading Day immediately preceding the date of the Exercise Notice.

     C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

3.   DATE; DURATION; MANDATORY EXCHANGE; REDEMPTION AND CANCELLATION.

     The date of this Warrant is ____________, 2005 (the "WARRANT DATE"). This Warrant, in all events, shall be wholly void and of no effect at and after the first to occur of (i) 5:00 pm, Eastern Time, on the Expiration Date; (ii) the Common Share Issuance Date; and (iii) the time immediately following the consummation of an Extraordinary Transaction of any type described in clauses
(ii), (iii) or (iv) of Section 10 hereof so long as notice to the holder of such Extraordinary Transaction was properly given in accordance with Section 9 hereof (or waived by such holder) (as applicable, the "TERMINATION TIME"). At the Termination Time, or as soon as practicable thereafter, the holder of this Warrant shall surrender to the Company for cancellation this Warrant. Failure to deliver this Warrant shall not affect its automatic cancellation.

4.   COVENANTS AS TO COMMON STOCK.

     The Company hereby covenants and agrees as follows:

     (a) Issuance of Warrants and Warrant Shares. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will, upon issuance, be, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof or Cashless Exercise in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

     (b) Certain Actions. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

     (c) Obligations Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company's assets or other similar transactions.

     (d) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will take all actions reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares upon exercise of all of the Warrants without regard to any limitations on exercise.

5.   TAXES.

     The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

6.   WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

     Except as otherwise specifically provided herein, prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (except only as to the Warrant Shares upon exercise of this Warrant in the holder's discretion) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.


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7.   COMPLIANCE WITH SECURITIES LAWS.

     (a) The initial holder of this Warrant and each subsequent holder of this Warrant which acquires this Warrant in any transfer other than a transfer pursuant to an effective registration statement under the Securities Act, by the acceptance hereof, represents and warrants that (i) it is acquiring this Warrant and (ii) upon exercise of this Warrant will acquire the Warrant Shares then issuable upon exercise thereof, in each case for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Each holder of this Warrant which acquires this Warrant in any transfer other than a transfer pursuant to an effective registration statement under the Securities Act further represents, by acceptance hereof, that, as of the date of such acceptance, such holder is either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, and was not organized for the specific purpose of acquiring the Warrants or Warrant Shares.

     (b) Any certificate evidencing the Warrant Shares issued upon exercise hereof (and all securities issued in exchange therefor or in substitution thereof) shall, until the registration of the Warrant Shares under the Securities Act or the expiration of the holding period applicable to sales of the Warrant Shares under Rule 144(k) under the Securities Act (or any successor provision), bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

The legend set forth above shall be removed and the Company hereby agrees to issue a certificate for the Warrant Shares without such legend to the holder thereof, (i) if such Warrant Shares are registered for resale under the Securities Act, (ii) if such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the such Warrant Shares may be made without registration under the Securities Act, or (iii) upon expiration of the applicable period under Rule 144(k) of the Securities Act (or any successor rule).

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8.   OWNERSHIP AND TRANSFER.

     (a) The Company shall maintain or cause to be maintained a register for this Warrant (the "WARRANT REGISTER"), containing the record name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant. The Company may appoint an agent for the purpose of maintaining the Warrant Register, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, may be made at the office of such agent. In the event the Company so appoints such an agent, the Company shall send written notice to the holder of this Warrant of such appointment, the name of the agent and the address of the office at which the Warrant Register will be maintained.

     (b) This Warrant and all rights hereunder shall be assignable and transferable by the holder (x) at any time prior to the Warrant Trigger Date, only to a transferee of such holder's rights and obligations to acquire Common Shares pursuant to the Securities Purchase Agreement and only with respect to that number of Warrant Shares equal to the percentage of the transferring holder's right to acquire Common Shares pursuant to the Securities Purchase Agreement transferred to the transferee multiplied by the aggregate number of Warrant Shares issuable upon exercise of this Warrant, and (y) at any time after the Warrant Trigger Date, to any transferee, in either case, without the consent of the Company upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal corporate office of the Company (or such office or agency of the Company as the Company may designate in writing to the holder hereof) if: (i) such holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; and (iii) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. By accepting the transfer or assignment of all or any portion of this Warrant, the transferee agrees to be bound by all of the provisions of this Warrant.

9.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES ISSUABLE.

     The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

     (a) In case the Company shall after October 6, 2005 (the "REFERENCE DATE") pay a dividend in shares of Common Stock, or make a distribution of shares of Common Stock, to all holders of the outstanding Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of the stockholders of record entitled to receive such dividend or distribution, whether such date is fixed by the Company's Board of Directors or by statute, contract or otherwise (the "RECORD DATE"), and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction in the Exercise Price to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 9(a) of this Warrant is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

     (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock after the Reference Date, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) No adjustment in the Exercise Price shall be required under this
Section 9 unless the aggregate of all such adjustments would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock.

     (d) In case: (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9; or (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or (iii) of any Extraordinary Transaction; or (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company: the Company shall mail or cause to be mailed to the holder at such address appearing in the Warrant Register a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights are to be determined, which notice shall be so mailed as promptly as possible but in any event at least five (5) days prior to such record date, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event, which notice shall be mailed as promptly as possible but in any event at least ten (10) days prior to the date the applicable event becomes effective. In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of each Warrant at the holder's last address in the Warrant Register within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (e) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractions of shares of Common Stock pursuant to Section 2(b) of this Warrant.

     (f) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (g) Upon each adjustment of the Exercise Price pursuant to this Section 9, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(g) to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9 (or would be made but for Section 9(c) of this Warrant).

10.  EXTRAORDINARY TRANSACTION DEFINED.

     The occurrence of any of the following events is referred to herein as an "EXTRAORDINARY TRANSACTION": (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, including a reverse stock split), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation), (iii) any statutory exchange, as a result of which holders of Common Stock generally shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iv) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock.

11.  LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS.

     If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), cause the Warrant Agent to issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. In every case, the applicant for a replacement Warrant shall furnish to the Company such security or indemnity as may be required by the Company to save it harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of the applicant's Warrant and of the ownership thereof.

12.  NOTICE.

     All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or
(c) upon delivery when sent by facsimile (with confirmation of receipt), in each case to the intended recipient as set forth below:

     If to the Company:

        La Jolla Pharmaceutical Company
        6455 Nancy Ridge Drive
        San Diego, CA 92121
        Attention: Chief Executive Officer
        Fax: (858) 626-2851

     With a copy to:

        Gibson, Dunn & Crutcher LLP
        4 Park Plaza
        Irvine, CA 92614
        Attention: Mark W. Shurtleff, Esq.
        Fax: (949) 451-4220

or at such other address as may have been furnished in writing by the Company to the holder.

     If to the Transfer Agent:

        American Stock Transfer & Trust Company
        59 Maiden Lane
        Plaza Level
        New York, NY 10038
        Fax: (718) 921-8124

     If to the holder, at its address set forth on Schedule A to the Securities Purchase Agreement, or at such other address as shall be delivered to the Company upon the issuance or transfer of this Warrant, or at such other address as may have been furnished in writing by such party to the Company, in each case with a copy to its legal counsel set forth on such Schedule A or otherwise furnished to the Company, if any.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for which it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

13.  AMENDMENTS.

     This Warrant and any term hereof may be amended, changed or waived only by an instrument in writing signed by the Company and the holder of this Warrant; provided, that any term in either of Section 3 or Section 4 or both may be amended, changed or waived by an instrument in writing signed by the Company and holders of Contingent Warrants to purchase a majority of Warrant Shares represented by all Contingent Warrants; provided, that (x) any such amendment, change or waiver must apply to all Contingent Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Exercise Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the holder.

14.  GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States applicable therein (in each case without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Delaware contract. Any action, suit or proceeding arising out of or relating to this Warrant shall be brought in San Diego County, California or, if it has or can acquire jurisdiction, any Federal court located in such State and County, and THE COMPANY AND THE HOLDER HEREOF, AFTER CONSULTING WITH OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY

(AND AGREE NOT TO REQUEST TRIAL BY JURY), IN EACH CASE IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT. The Company and the holder hereof each hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in San Diego County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum The Company and the holder hereof each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. By accepting this Warrant from the Company or its previous holder, the holder agrees to be bound by the terms of this Section 14.

15.  DESCRIPTIVE HEADINGS.

     The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.

                                        LA JOLLA PHARMACEUTICAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                 EXERCISE NOTICE

       (TO BE EXECUTED BY THE HOLDER OF WARRANT IF SUCH HOLDER DESIRES TO
                                EXERCISE WARRANT)

     The undersigned holder hereby exercises the right to purchase [________________________] shares of Common Stock ("WARRANT SHARES") of La Jolla Pharmaceutical Company, a Delaware corporation (the "COMPANY"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise. The holder intends that payment of the Exercise Price shall be made (SELECT ONE AND COMPLETE):

     [ ] "Cash Exercise" with respect to [_________________] Warrant Shares; and/or

     [ ] "Cashless Exercise" with respect to [_________________] Warrant Shares (to the extent permitted by the terms of the Warrant).

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of [$________________] the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The holder of this Warrant has sold or will sell the shares of Common Stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

     4. Private Placement Representations. The holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth in Section 7 of the Warrant.

     5. The undersigned requests that certificates for such shares be issued in the name of:

   __________________________________________________________________________
       (Please print name, address and social security or federal employer identification number (if applicable)

________________________________________________________________________________

________________________________________________________________________________

     6. Replacement Warrant. If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

   __________________________________________________________________________
       (Please print name, address and social security or federal employer identification number (if applicable)

________________________________________________________________________________

________________________________________________________________________________

Name of Holder (print):
                        ----------------------------------------


(Signature):
                        ----------------------------------------
(By:)
                        ----------------------------------------
(Title:)
                        ----------------------------------------
Tax ID No.
                        ----------------------------------------
Dated:               ,
       --------------  ----

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs [______________] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [_________________] 2005 from the Company and acknowledged and agreed to by [_________________]

                                        LA JOLLA PHARMACEUTICAL COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant to acquire La Jolla Pharmaceutical Company Common Stock (as defined in the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares of Common Stock issuable upon exercise of the Warrant:

Name and Address of Assignee             Federal Tax Identification Number    Number of Warrant Shares
----------------------------             ---------------------------------    ------------------------

--------------------------------------   ----------------------------------   ----------------------------------

--------------------------------------   ----------------------------------   ----------------------------------

--------------------------------------   ----------------------------------   ----------------------------------

--------------------------------------   ----------------------------------   ----------------------------------

--------------------------------------   ----------------------------------   ----------------------------------

     If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

     In connection with any transfer of the Warrant prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that the Warrant is being transferred:

[ ] Inside the United States to a Qualified Institutional Purchaser pursuant to and in compliance with the Securities Act of 1933, as amended; or

[ ] Inside the United States to an Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

[ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

Name of Holder (print):
                        ----------------------------------------


(Signature):
                        ----------------------------------------
(By:)
                        ----------------------------------------
(Title:)
                        ----------------------------------------
Dated:               ,
       --------------  ----